Exhibit 11

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

June 1, 2026

Calamos ETF Trust

2020 Calamos Court

Naperville, IL 60563

Re:	Calamos ETF Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Calamos ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of shares of beneficial interest (the “Shares”) of Calamos Timpani Active SMID Growth ETF, a Series of the Trust (the “Acquiring Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “Plan”) to be entered into by and among Calamos Investment Trust, on behalf of Calamos Timpani SMID Growth Fund (the “Acquired Fund”), the Trust, on behalf of the Acquiring Fund, and Calamos Advisors LLC (solely for the purposes of Section 9.2 of the Plan), and subject to the conditions set forth therein, the Shares will be distributed to the shareholders of the Acquired Fund in connection with the liquidation and termination of the Acquired Fund.

Calamos ETF Trust
June 1, 2026

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof, to which the Plan is attached as an exhibit (the “Registration Statement”); the Amended and Restated Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on January 13, 2023 (the “Certificate”); the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on January 17, 2014; the Certificate of Trust of the Trust as filed in the State Office on June 17, 2013; the Trust Instrument of the Trust dated as of June 17, 2013 (the “Initial Governing Instrument”); the Amended and Restated Trust Instrument of the Trust dated as of December 16, 2022 (the “First A&R Governing Instrument”); the Second Amended and Restated Trust Instrument of the Trust dated as of January 10, 2023 (the “Governing Instrument”); the Bylaws of the Trust adopted as of December 16, 2022 (the “Bylaws”); certain resolutions of the Board of Trustees of the Trust including resolutions dated or adopted by the Board of Trustees of the Trust at meetings or by written consent on February 26, 2026, April 8, 2026 (the “April Resolutions”) and May 6, 2026 (all such resolutions collectively referred to herein as the “Resolutions” and the Resolutions collectively with the Registration Statement, the Governing Instrument and the Bylaws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing, as applicable, of the Acquiring Fund and each other person or entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization (other than the Trust); (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan (including any required approval of the Plan by the requisite vote of the shareholders of the Acquired Fund) and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares under the Plan; (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that no event has occurred, or prior to the issuance of the Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust or the Acquiring Fund under Section 3 of Article X of the Initial Governing Instrument, Section 3 of Article X of the First A&R Governing Instrument or Section 3 of Article X of the Governing Instrument, as applicable; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (viii) that the references to the “ETF Trust” or the “Trust” in the Resolutions are, or include, references to the Trust; (ix) that the references to the “New Funds” in the April Resolutions include the Acquiring Fund; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Calamos ETF Trust
June 1, 2026

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares to be issued and delivered to shareholders of the Acquired Fund pursuant to the terms of the Plan, have been duly authorized for issuance and, upon issuance, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent; provided, that this opinion may be relied upon by the law firm of Ropes & Gray LLP as to matters of Delaware law in connection with its opinion to the Trust in connection with the matters set forth herein.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Sara A. Gelsinger

Sara A. Gelsinger